Exhibit 32.1

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Daniel Dror, CEO and Chairman of American International Industries, Inc, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following ammended annual report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly  Report on Form 10-QSB/A for the period ended September 30, 2005.

The undersigned certifies that the above quarterly report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above ammended quarterly report fairly presents, in all respects, the financial condition of American International Industries, Inc. and results of its operations.

Date: February 14, 2006
Daniel Dror
CEO and Chairman
/s/ Daniel Dror